EXHIBIT 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Energy, Inc. Announces Offering of Senior Secured Notes Due 2039 by Cheniere Corpus Christi Holdings, LLC

HOUSTON—(BUSINESSWIRE)—Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) announced today that its wholly owned subsidiary, Cheniere Corpus Christi Holdings, LLC (“CCH”) intends to offer, subject to market and other conditions, Senior Secured Notes due 2039 (“CCH 2039 Notes”). The CCH 2039 Notes will be fully amortizing according to a fixed sculpted amortization schedule with semi-annual payments of principal and interest.

CCH intends to use the proceeds from the offering to prepay a portion of the principal amount currently outstanding under CCH’s term loan credit facility due 2024 (the “CCH Credit Facility”). The CCH 2039 Notes will be secured by a first priority security interest in substantially all of the assets of CCH and its subsidiaries and by a pledge of all of the equity interests in CCH and will rank pari passu in right of payment with all existing and future senior secured indebtedness of CCH, including borrowings under the CCH Credit Facility, its outstanding senior secured notes and its obligations under its working capital facility.

The offer of the CCH 2039 Notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the CCH 2039 Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, (vii) statements relating to the amount and timing of share repurchases, and (viii) statements regarding the COVID-19 pandemic and its impact on our business and operating results. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Cheniere Contacts

Investors
Randy Bhatia	713-375-5479

Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491